AMENDMENT NO. 2 TO JOHN H. CLARK'S
                         EMPLOYMENT AGREEMENT


THIS AMENDMENT is entered into on the 23rd day of December, 1997, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION, a Georgia Corporation (the "Company") and JOHN H. CLARK (the "Executive").

                         W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated November 21, 1989 (the "Employment Agreement"), under which the Executive has been employed to serve in the capacity of Chief Executive Officer of the Company or its wholly-owned subsidiary, Southwest Georgia Bank, a national banking association which operates a bank in Moultrie, Georgia (the "Bank"); and

WHEREAS, Paragraph 7(a) of the Employment Agreement obligates the Company to make compensation continuation payments to Executive upon Executive's termination of employment; and

WHEREAS, the parties desire to extend the term of this Employment Agreement to January 2, 2003 and to amend the Termination Payment Schedule contained in Paragraph 7(a).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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                                  1.

Paragraph 1(c) is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

"The term of the Executive's employment as referred to in paragraph 1(a) shall expire January 2, 2003."

                                  2.

The Termination Payment Schedule contained in Paragraph 7(a) is hereby deleted in its entirety and the following substituted therefor:


Year of                      Annual Aggregate              Length of
Termination                      Payments                Payment Period

Dec. 1, 1996-Nov. 30, 1997       $115,000                    6 years
Dec. 1, 1997-Nov. 30, 1998       $120,000                    5 years
Dec. 1, 1998-Nov. 30, 1999       $125,000                    4 years
Dec. 1, 1999-Nov. 30, 2000       $130,000                    3 years
Dec. 1, 2000-Nov. 30, 2001       $135,000                    2 years
Dec. 1, 2001-Jan. 2, 2003        $140,000                    1 year

                                  3.

This Amendment and all further amendments, modifications, alterations, or supplements hereto, the rights of the parties hereunder, and the validity and the effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                                  4.

This Amendment supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Amendment contains the sole and entire agreement among the parties with respect to the matters covered hereby; provided, however, that this Amendment shall have no effect on any provision of the employment agreement other than those specifically mentioned herein. This Amendment shall not be altered or amended except by instrument in writing signed by or on behalf of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed under seal the day and year first written above.

                                       SOUTHWEST GEORGIA
                                       FINANCIAL CORPORATION
(CORPORATE SEAL)
                                       By:     /s/ Leo T. Barber, Jr.
                                       Title:      Chairman of the Board
                                                   of Directors
ATTEST:

By:     /s/Violet K. Weaver
Title:     Secretary

                                       /s/ John H. Clark
                                        JOHN H. CLARK
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